UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2023

HF SINCLAIR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-41325	87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2828 N. Harwood St., Suite 1300 Dallas, TX	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 28, 2023, HF Sinclair Corporation, a Delaware corporation (“HF Sinclair” or the “Company”), held a virtual-only special meeting of its stockholders (the “HF Sinclair Special Meeting”) to vote on the proposals identified in the joint proxy statement/prospectus of HF Sinclair and Holly Energy Partners, L.P. (“HEP”), prepared in connection with the Merger Agreement (as defined below), filed with the U.S. Securities and Exchange Commission as a prospectus pursuant to Rule 424(b)(3) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by HF Sinclair, and as a definitive proxy statement on Form DEFM14A pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by HEP, on October 26, 2023, which was first mailed to stockholders of HF Sinclair and unitholders of HEP on or about October 26, 2023.

As of the close of business on October 23, 2023, the record date for the HF Sinclair Special Meeting (the “HF Sinclair Record Date”), 179,666,154 shares of the Company’s common stock, par value $0.01 per share (“HF Sinclair Common Stock”), were issued and outstanding and entitled to vote at the HF Sinclair Special Meeting. Holders of HF Sinclair Common Stock were entitled to one vote per share held as of the close of business on the HF Sinclair Record Date. A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.

1.

Proposal 1 - The HF Sinclair Stock Issuance Proposal: To approve the issuance of shares of HF Sinclair Common Stock pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 15, 2023, by and among HF Sinclair, Navajo Pipeline Co., L.P., Holly Apple Holdings LLC (“Merger Sub”), HEP Logistics Holdings, L.P., Holly Logistic Services, L.L.C. and HEP, as the same may be amended or supplemented from time to time (the “HF Sinclair Stock Issuance Proposal”).

The HF Sinclair Stock Issuance Proposal was approved by the requisite vote as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
151,697,156	455,202	214,601	0

2.

Proposal 2 - The HF Sinclair Adjournment Proposal: To approve the adjournment of the HF Sinclair Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the HF Sinclair Special Meeting to approve the HF Sinclair Stock Issuance Proposal (the “HF Sinclair Adjournment Proposal”).

Although the HF Sinclair Adjournment Proposal was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the HF Sinclair Special Meeting to approve the HF Sinclair Stock Issuance Proposal, it was approved by the requisite vote as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
143,049,590	9,062,483	254,886	0

No other matters were submitted for stockholder action at the HF Sinclair Special Meeting.

Item 7.01	Regulation FD Disclosure.

On November 28, 2023, HF Sinclair and HEP issued a joint press release announcing, among other things, the adoption of the HF Sinclair Stock Issuance Proposal by HF Sinclair’s stockholders at the HF Sinclair Special Meeting and the adoption of the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the merger of Merger Sub with and into HEP, with HEP surviving as an indirect, wholly owned subsidiary of HF Sinclair (the “Merger Proposal”), by HEP’s unitholders at the special meeting of HEP’s unitholders. The press release is furnished as Exhibit 99.1.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act, except as shall be expressly set forth by specific reference to such filing.

Item 8.01	Other Events.

With the approval of the Merger Proposal and the HF Sinclair Stock Issuance Proposal, the Company expects the closing of the merger transactions between HEP and HF Sinclair to occur on December 1, 2023, subject to the satisfaction or waiver of the remaining conditions to close.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits:

99.1	Joint Press Release of HF Sinclair Corporation and Holly Energy Partners, L.P., dated November 28, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

Date: November 28, 2023	By:	/s/ Atanas H. Atanasov
	Name:	Atanas H. Atanasov
	Title:	Executive Vice President and Chief Financial Officer